UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 14, 2010

EMERGING VISION, INC.
(Exact name of Registrant as specified in its charter)

New York	001-14128	11-3096941
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

520 8th Avenue
               New York, New York 10018
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:                                                                                     (646) 737-1500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement.

On April 14, 2010, Emerging Vision, Inc. (the “Company”), Insight IPA of New York, Inc., a wholly owned subsidiary of the Company (“Insight IPA”) and Insight Managed Vision Care, a division of the Company (“Insight MVC”) entered into an agreement (the “Agreement”) with Vision World, LLC (“Vision World”).  Dr. Alan Cohen, the Company’s Chairman of the Board of Directors, is an executive officer of, and together with members of his immediate family, a member of Vision World.

Pursuant to the terms of the Agreement, Vision World has agreed to:

•
to the extent that Insight IPA and Insight MVC have agreed with third party organizations to administer Managed Care Plans (as defined in the Agreement) (i.e., to process and forward claims from providers for payment, respond to eligibility determinations and receive and distribute payments), perform such functions on behalf of Insight IPA and Insight MVC and, to collect and distribute payments to franchisees and store operators of the Company who have entered into provider agreements with Insight IPA and/or Insight MVC (“Insight Providers”);

•	be responsible for the credentialing of all Insight Providers;

•	provide support for Insight Providers to seek to resolve any issues, including requirements of applicable managed care plans and claim status; and

•	allow certain franchisees and store operators of the Company (that are not Insight Providers) the opportunity to serve as providers for Vision World.

In exchange for its service as a third party administrator for the Insight Providers, the Agreement provides that Vision World shall be entitled to a processing fee of $4.60 per claim submitted and collected by Vision World (the “Processing Fee”) during the first year of the Term (as hereinafter defined).  For each subsequent year of the Term, Vision World will have the right, not more than once each year, to increase the Processing Fee, provided the amount of the increase may not exceed five 5% in any one year.

The Agreement also provides that, for each claim submitted and collected on behalf of the Company’s franchisees and store operators who elect to become Vision World providers, Vision World shall be entitled to an administrative fee of 25% of the amount collected on each such claim (the “Vision World Administration Fee”).  Vision World is required to make monthly payments to the Company equal to 20% of the aggregate Vision World Administration Fees for each month of the Term.

The Agreement also provides for certain mutual indemnification obligations and each of the parties to the Agreement has made certain representations, as set forth in the Agreement.

The Agreement commences on May 1, 2010 and shall continue until April 30, 2015, subject to earlier termination as set forth in the Agreement.  The Agreement shall automatically renew for additional 5 year periods unless either party provides notice of termination at least 90 days prior to the expiration of any such 5 year period (collectively, the “Term”).

The foregoing descriptions do not purport to be complete, and are qualified in their entirety by reference to the full text of the document filed as Exhibits 10.1 to this Current Report on Form 8-K, which is incorporated by reference herein.

Item 9.01                      Financial Statements and Exhibits.

(d)	Exhibits

10.1	Agreement, dated April 14, 2010, by and among Emerging Vision, Inc., Insight IPA of New York, Inc., Insight Managed Vision Care and Vision World, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMERGING VISION, INC.

By:  /s/Brian P. Alessi
        Brian P. Alessi
        Chief Financial Officer

Date: April 20, 2010